           Consent of Independent Certified Public Accountants

     We have issued our report dated July 24, 1998 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust, Multi-Series 28 as of May 31, 1998, and for the period then ended, contained in this Post-Effective Amendment No. 11 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".






                                        Grant Thornton LLP



Chicago, Illinois
September 24, 1998